Exhibit 31.3

CERTIFICATION

I, Scott B. Paul, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Hoku Corporation (the “Registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.*

Date: July 29, 2011	By:	/s/ Scott B. Paul
Scott B. Paul
Chief Executive Officer
( Principal Executive Officer )

*	Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10-K/A does not include the information as to which such paragraphs relate.